SIGNATURES OF COMPANY OFFICERS


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Spokane, State of
Washington, on this   11   day of November, 1997.



					RMX REIT, Inc.


					by:	Original document signed

 					William R. Sanden, its President




The Chief Financial Officer signing this form does hereby certify that the financial statements submitted fairly state the Company's financial position and results of operations, or receipts and disbursements, as of the dates and periods indicated, all in accordance with generally accepted accounting principals consistently applied (except as stated in the notes thereto) and (with respect to year-end figures) including all adjustments necessary for fair presentation under the
circumstances as of this   11     day of November, 1997.



					RMX REIT, Inc.


					by:	Original document signed

						Melvin L. Johnson, its Secretary	and Chief Financial Officer